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                                                                    EXHIBIT 4(c)


         AMENDMENT NO. 2 TO USA DETERGENTS, INC. 1995 STOCK OPTION PLAN


The USA Detergents, Inc. 1995 Stock Option Plan (the "Plan") is hereby amended in the following respect:

         The first sentence of Section 2 of the Plan is hereby amended to read as follows:


              "2. Stock Subject to the Plan. The Company may issue and sell a total of 1,250,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan."